UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2010

FAR EAST WIND POWER CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-153472	27-0999493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, Arizona 85028
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (602) 953-7757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2010, Far East Wind Power Corp. (the “Company”), entered into a binding Letter of Intent (the “LOI”) with Beijing Tongchuang Hengyuan Technology Development Company, a People’s Republic of China (“PRC”) company (“BTH”), whereby the parties agreed to the joint development of a wind farm project in the Ningxia Hui Autonomous Region in China (the “Project”).  The parties agreed to enter into a definitive agreement upon satisfactory completion by the Company of due diligence of the Project (the “Definitive Agreement”).

Pursuant to the LOI, (a) BTH will be responsible for obtaining all government approvals and permits in connection with the Project by March 1, 2011 and forming a joint venture company to own and operate the Project (the “JV”) by December 1, 2010; (b) the Company will acquire a 49% ownership interest in the JV, with the remaining 51% owned by BTH; and (c) the Company will invest up to a total of USD $20,000,000 in the Project which will be allocated to the purchase of the Company’s 49% ownership stake in the JV, capital contribution in the JV and loans to the JV.  Additionally, BTH grants the Company a right of first refusal to acquire BTH’s rights to develop a wind farm or wind park in Ningxia for additional installed capacity of 950MW.  Upon completion of the construction of the Project, BTH will continue to assist the JV in securing USD $62,000,000 in loans from a PRC bank to fund the Project.

After the first month the Project begins to generate cash profits, distributions will be made to the maximum extent allowed under PRC law, in proportion to the ownership percentages in the JV.  In addition, the Definitive Agreement will provide for the Company to have (i) majority control of the board of directors of the JV, (ii) the sole right to approve cash disbursements of the JV, the construction plan for the Project and any debt or equity financings of the JV, and (iii) an approval right and right of first refusal on any transfer of BTH’s ownership interest in the JV.

The Definitive Agreement will contain customary representation and warranties, covenants and indemnification provisions.

The LOI is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing statements are not intended to be a complete description of all terms and conditions.

Item 8.01	Other Events.

On August 4, 2010, the Company issued a press release announcing the signing of the LOI.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
10.1	Letter of Intent dated July 30, 2010, by and between Far East Wind Power Corp. and Beijing Tongchuang Hengyuan Technology Development Company.

99.1	Press Release dated August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2010	FAR EAST WIND POWER CORP.

	By:	/s/ James T. Crane
James T. Crane
Chief Financial Officer